UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2014

Flexion Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36287	26-1388364
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Mall Road, Suite 301 Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 305-7777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 21, 2014, Rafaéle Tordjman notified Flexion Therapeutics, Inc. (the “Company”) of her resignation from the Board of Directors (the “Board”) of the Company, effective immediately.

(d) On July 22, 2014, the Board, upon recommendation of the Nominating and Corporate Governance Committee of the Board, elected Sandesh “Sandy” Mahatme to the Board and appointed him to serve as a member of the Audit Committee of the Board (the “Audit Committee”) and as Chairman of the Audit Committee, each effective immediately. Mr. Mahatme will serve in the class of directors whose term of office expires at the Company’s 2015 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

In accordance with the Company’s Non-Employee Director Compensation Policy (described in more detail below), Mr. Mahatme is entitled to receive an annual Board service retainer of $35,000 and an annual committee member service retainer of $15,000 for service as Chairman of the Audit Committee.

On July 22, 2014, in accordance with the Company’s Non-Employee Director Compensation Policy and pursuant to the terms of the Company’s 2013 Equity Incentive Plan (the “Plan”), Mr. Mahatme was granted an option to purchase 18,000 shares of the Company’s common stock (the “Initial Option”). One-third of the shares subject to the Initial Option will vest on the one year anniversary of the date of grant and the balance of the shares will vest in a series of 24 equal monthly installments thereafter. After January 1, 2015, on the date of each annual meeting of the Company’s stockholders in which he is elected or is then serving as a member of the Board, Mr. Mahatme will receive an additional option to purchase 9,000 shares of the Company’s common stock (each an “Annual Option”). The shares subject to each Annual Option will vest monthly over the one year following the date of grant. In addition, the Initial Option and any Annual Options then held by Mr. Mahatme will automatically accelerate and become fully vested and exercisable in the event of a change in control (as defined under the Plan).

The Company also entered into a standard form of indemnity agreement with Mr. Mahatme (the “Indemnity Agreement”) effective upon his election to the Board. The Indemnity Agreement provides, among other things, that the Company will indemnify him for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by Mr. Mahatme in any action or proceeding arising out of his services as one of our directors or any other company or enterprise to which Mr. Mahatme provides services at our request, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws. The Company’s standard form of indemnity agreement was previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-193233), and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Mahatme and any other person pursuant to which he was selected as a director of the Company, there are no family relationships between Mr. Mahatme and any director, executive officer or any person nominated or chosen to become a director or executive officer of the Company, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Mahatme and the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Indemnity Agreement, previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-193233), as originally filed on January 8, 2014, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flexion Therapeutics, Inc.

Dated: July 24, 2014
	By:	/s/ Michael D. Clayman, M.D.
Michael D. Clayman, M.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnity Agreement, previously filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-193233), as originally filed on January 8, 2014, and incorporated herein by reference.